UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024
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ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
44 Whippany Road
Suite 101
Morristown, NJ 07960

(Address of principal executive offices)
(646) 661-7600

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On December 17, 2024, Ascend Wellness Holdings, Inc. (the “Company”) announced that it completed the repurchase for cancellation of 11,000,000 shares of its Class A common stock (the “Purchased Shares”), representing over 5% of the Company’s outstanding Class A common stock, in a private transaction from an institutional investor.
The Purchased Shares were repurchased by the Company at a significant discount to the closing price of the Company’s shares on the Canadian Securities Exchange (the “CSE”) on December 17, 2024. The repurchase for cancellation was reviewed and unanimously approved by the Board of Directors of the Company and the Company has received consent by the holders of its existing term loan to repurchase up to $5 million of the Company’s Class A common stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

December 17, 2024	/s/ Roman Nemchenko
Roman Nemchenko Chief Financial Officer (Principal Financial Officer)
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